May 17, 2006




ME Portfolio Management Limited
Level 23
360 Collins Street
Melbourne,  VIC 3000
Australia


                    Re:  ME Portfolio Management Limited--Registration Statement
                         -------------------------------------------------------
                         on Form S-3
                         -----------

Ladies and Gentlemen:

         We have acted as special United States tax counsel to ME Portfolio Management Limited, a corporation organized under the laws of the Commonwealth of Australia ("MEPM"), in connection with the preparation of a shelf Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the issuance and sale from time to time pursuant to Rule 415 under the Securities Act of mortgage backed floating rate notes (the "Notes") to be issued by Perpetual Limited, in its capacity as issuer trustee (the "Issuer Trustee") of funds constituted pursuant to the master trust deed, dated July 4, 1994, as amended and restated, between you, as manager, and the Issuer Trustee, and created by a Notice of Creation of a Securitisation Fund (as defined below).

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(8) of Regulation S-K under the Securities Act.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

         (a) the Registration Statement;

         (b) the base prospectus (the "Base Prospectus"), which forms a part of and is included in the Registration Statement;
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ME Portfolio Management Limited
May 17, 2006
Page 2


         (c) the form of prospectus supplement (the "Prospectus Supplement" and, together with the Base Prospectus, the "Prospectus"), relating to the offering of the Notes;

         (d) the form of the Note Trust Deed (the "Note Trust Deed") among the Issuer Trustee, MEPM, as manager, The Bank of New York, as note trustee (the "Note Trustee"), principal paying agent and note registrar, Perpetual Trustee Company Limited, as security trustee, and AIB/BNY Fund Management (Ireland) Limited, as Irish paying agent;

         (e) the form of the Supplementary Bond Terms Notice--Class A Notes and Class B Notes (the "Supplementary Bond Terms Notice"), among MEPM, as manager, the Issuer Trustee, The Bank of New York and Perpetual Trustee Company Limited;

         (f) the form of the Securitisation Fund Bond Issue Direction (the "Securitisation Fund Bond Issue Direction"), from MEPM, as manager, to the Issuer Trustee; and

         (g) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

         Our opinion is conditioned on the initial and continuing accuracy of the facts, information and analyses set forth in such documents, certificates, and records. All capitalized terms use but not otherwise defined herein shall have the respective meanings set forth in the Registration Statement.

         For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, electronic, or photostatic copies, and the authenticity of the originals of such latter documents. We have assumed that such documents, certificates, and records are duly authorized, valid and enforceable.

         In addition, we have relied on statements and representations of the officers and other representatives of MEPM and others, including the officers' certificate dated May 17, 2006, and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief.

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ME Portfolio Management Limited
May 17, 2006
Page 3


         Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations, judicial decisions, published positions of the Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect as of the date of this opinion and all of which are subject to differing interpretations or change at any time (possibly with retroactive effect). A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that our opinion expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.

         Based on and subject to the foregoing, we are of the opinion that, under current United States federal income tax law, although the discussion set forth in the form of Prospectus Supplement under the captions "Summary--U.S. Tax Status" and "Certain United States Federal Income Tax Considerations" do not purport to summarize all possible United States federal income tax considerations of the purchase, ownership, and disposition of the Notes, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership, and disposition of the Notes that are anticipated to be material to U.S. Holders.

         Except as set forth above, we express no other opinion. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof.

         We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the form of Prospectus Supplement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                    Very truly yours,


                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP